EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 33-58750 on Form S-8 dated February 24, 1993; Registration Statement No. 33-58752 on Form S-8 dated February 24, 1993; Registration Statement No. 33-52487 on Form S-8 dated March 2, 1994 and Post-Effective Amendment No. 1 to Registration Statement No. 33-52487 on Form S-8 dated March 3, 1994; Registration Statement No. 333-12743 on Form S-4 dated September 26, 1996; Registration Statement No. 333-52575 on Form S-8 dated May 13, 1998; Registration Statement No. 333-52238 on Form S-8 dated December 20, 2000; Registration Statement No. 333-74470 on Form S-8 dated December 4, 2001; Registration Statement No. 333-98333 on Form S-3 dated August 19, 2002; Registration Statement No. 333-104177 on Form S-4 dated June 10, 2003; Registration Statement No. 333-107243 on Form S-8 dated July 22, 2003; Registration Statement No. 333-107550 on Form S-8 dated August 1, 2003 and Post-Effective Amendment No. 1 to Registration Statement No. 333-1075500 on Form S-8 dated October 24, 2003; Registration Statement No. 333-110014 on Form S-3 dated October 28, 2003 and Post-Effective Amendment No. 1 to Registration Statement No. 333-110014 dated January 22, 2004 and Post-Effective Amendment No. 2 to Registration Statement No. 333-110014 dated January 30, 2004; Registration Statement No. 333-114914 on Form S-3 dated April 27, 2004 and Post-Effective Amendment No. 1 to Registration Statement No. 333-114914 dated May 12, 2004 and Post-Effective Amendment No. 2 to Registration Statement No. 333-114914 dated May 17, 2004; Registration Statement No. 333-117001 on Form S-3 dated June 30, 2004 of our report dated October 27, 2004, with respect to the consolidated financial statements and schedule of Andrew Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 2004.

/s/ Ernst & Young LLP
Chicago, Illinois
December 10, 2004

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